UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2009
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective on May 12, 2009, upon approval by the shareholders at the 2009 Annual Meeting of Stockholders of Cousins Properties Incorporated (the “Company”), the Company adopted the Cousins Properties Incorporated 2009 Incentive Stock Plan (the “2009 Plan”). A description of the material terms of the 2009 Plan is set forth in “Proposal 2 — Approval of the 2009 Stock Incentive Stock Plan and the Related Performance Goals” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 3, 2009, which description is hereby incorporated into this Item 5.02 by reference. The 2009 Plan is also incorporated by reference in Exhibit 10.1 to this Current Report on Form 8-K.
On May 12, 2009, the Compensation, Succession, Nominating and Governance Committee of the Board of Directors of the Company (the “Compensation Committee”) approved an amendment to the form of Change in Control Severance Agreement (“CIC Agreement”) that the Company previously entered into with certain of its senior executive officers. The CIC Agreement was amended to modify the definition of change in control to correspond to the definition of change in control in the 2009 Plan and to make certain clarifications with respect to Internal Revenue Code § 409A. Each named executive officers has entered into a CIC Agreement. Although the Company anticipates that the named executive officers will execute the amendment, none of the named executive officers is required to execute the amendment. The form of amendment to the CIC Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K.
On May 12, 2009, the Compensation Committee also approved an amendment to the Cousins Properties Incorporated 2005 Restricted Stock Unit Plan (the “RSU Plan”). The amendment revised the RSU Plan in various respects to be consistent with the 2009 Plan, including (1) changing the definition of change in control and adding definitions of cause, good reason, and protection period, each of which mirror the corresponding definitions in the 2009 Plan, (2) amending the change in control provision to provide that if the outstanding RSU awards are assumed or substituted for in connection with a change in control, an RSU award will vest in connection with the change in control only if a key employee’s employment terminates at the Company’s initiative for reasons other than cause or is terminated at the key employee’s initiative for good reason during a protection period specified in the RSU Plan, and (3) amending the change in control provision to provide that if the outstanding RSU awards are not assumed or substituted for in connection with a change in control, the RSU awards will automatically vest; provided, however, if vesting of the RSU award is conditioned on the satisfaction of a performance goal and there is a target for the performance goal, the RSU award vests only to the extent of the target unless the target has been exceeded before the date of the change in control, in which case the RSU vests to the extent the target has been exceeded. The amendment to the RSU Plan is included as Exhibit 10.3 to this Current Report on Form 8-K.
On May 12, 2009, the Compensation Committee also approved a cash settled long term incentive award (“Cash LTI Award”) for certain executives, including the named executive officers. The Cash LTI Award is described in each executive’s Cash Long Term Incentive Award Certificate (“Certificate”). The Cash LTI Award vests as of the earliest testing date, if any, on which the value (as defined in the Certificate) of a share of Company common stock has appreciated at a rate equal to at least 12% on an annualized and compounded basis for the period that begins on May 12, 2009 and ends on the applicable testing date. The testing dates are generally May 12, 2012, May 12, 2013 and May 12, 2014. If the stock value vesting condition has not been met as of May 12, 2014 (the latest possible testing date) or, except as described for a change in control, if the employee terminates employment before this vesting condition is met on a testing date, the Cash LTI Award is automatically forfeited.
Each executive’s Certificate specifies a target award amount. The target award amount is a specified percentage of the “Stock Value Creation” as of the applicable testing date, subject to adjustment by the Compensation Committee. Stock Value Creation is defined as an amount, expressed in dollars, equal to the aggregate appreciation in the value of all Company common stock during the applicable period less the net proceeds received by the Company, if any, from the issuance of Company common stock during the applicable period. The target award amount for each of the named executive officers assuming a 12% compounded return as of May 12, 2012, the first testing date, is estimated to be as follows:

Cash LTI Award
@ 12% Return
Thomas D. Bell, Jr.	$2,522,000
Craig B. Jones	$690,000
James A. Fleming	$628,000
R. Dary Stone	$389,000
Following a change in control of the Company, the Cash LTI Award is subject to accelerated vesting if it is not continued, or if the executive’s employment with the Company is terminated without cause or the executive resigns for good reason within 2 years. The stock value vesting condition must be met on the date of change in control, termination or resignation.
The Compensation Committee has complete discretion to: (1) adjust the Cash LTI Award amount as is necessary so that the executive’s overall long term incentive compensation under all Company plans and programs is consistent with the objectives of such plans and programs, as well as the Company’s overall compensation objectives, (2) in connection with a change in control, reduce the award amount to the extent of any amounts paid under a severance arrangement with executive that is not available to all employees, (3) adjust the award in the event of any change in capitalization of the Company, (4) adjust the vesting condition or Stock Value Creation requirement as a result of a change in control and (5) amend or terminate the award at any time.
The form of Certificate for the Cash LTI Award is included as Exhibit 10.4 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1	Cousins Properties Incorporated 2009 Incentive Stock Plan (incorporated by reference from Annex B to the Company’s proxy statement filed with the Securities and Exchange Commission on April 3, 2009)

10.2	Form of Amendment Number One to Change in Control Severance Agreement

10.3	Amendment Number Six to the Cousins Properties Incorporated 2005 Restricted Stock Unit Plan

10.4	Form of Cousins Properties Incorporated Cash Long Term Incentive Award Certificate

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2009

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary

Exhibit List
10.1	Cousins Properties Incorporated 2009 Incentive Stock Plan (incorporated by reference from Annex B to the Company’s proxy statement filed with the Securities and Exchange Commission on April 3, 2009)

10.2	Form of Amendment Number One to Change in Control Severance Agreement

10.3	Amendment Number Six to the Cousins Properties Incorporated 2005 Restricted Stock Unit Plan

10.4	Cousins Properties Incorporated Cash Long-Term Incentive Award Certificate